UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2021, the Board of Directors (the Board) of Assembly Biosciences, Inc. (the Company) approved two separate executive promotions and role expansions, both of which became effective August 1, 2021. Jason A. Okazaki, 45, has been promoted to the position of Chief Operating Officer, and Michael P. Samar, 49, has been promoted to the position of Chief Financial Officer.

Jason A. Okazaki

In connection with his promotion to Chief Operating Officer, Mr. Okazaki will retain his responsibilities as Chief Legal and Business Officer while adding responsibility for the Company’s operations, including investor outreach, information technology, facilities and other general and administrative functions within the business.

Pursuant to his promotion to Chief Operating Officer, the Company and Mr. Okazaki entered into an Amended and Restated Employment Agreement effective August 1, 2021 (the Amended Employment Agreement), which provides for a base salary of $540,000 and a new target bonus of 55% of his annual base salary. The amount of Mr. Okazaki’s 2021 performance-based cash bonus will be determined using the target bonus percentage for his prior role for the first seven months of 2021 and his new target percentage for the remainder of 2021, subject in each case to his performance against pre-established performance goals. In addition, if Mr. Okazaki’s employment is terminated by the Company due to his disability or without cause or by him for good reason (in each case as defined in the Amended Employment Agreement) within 12 months immediately following a change of control (as defined in the Amended Employment Agreement), provided that he signs and does not revoke a general release of claims against the Company, the Company will provide Mr. Okazaki the following benefits: (1) a lump sum payment equal to 15 months of his then-current base salary; (2) an amount equal to his full target annual bonus for the year in which the termination occurred; (3) immediate vesting in full of all equity awards held by Mr. Okazaki that are subject to time-based vesting; and (4) if Mr. Okazaki properly elects COBRA, reimbursement of the portion of the COBRA premiums that the Company would have paid had he remained employed for 15 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for insurance benefits from another employer during such period.

Other than the terms described in the prior paragraph, the terms of the Amended Employment Agreement are substantially identical to those of the employment agreement between the Company and Mr. Okazaki that was entered into in March 2020, a summary of which is included in “Executive Compensation—Employment Arrangements” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the SEC) on April 7, 2021 (the Proxy Statement). The foregoing description of the terms of the Amended Employment Agreement, including the summary of Mr. Okazaki’s prior employment agreement in the Proxy Statement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

Details of Mr. Okazaki’s business experience is included in “Executive Officers” in the Proxy Statement.

There are no arrangements or understandings between Mr. Okazaki and any other person pursuant to which he was selected to serve as Chief Operating Officer for the Company. There are also no family relationships between Mr. Okazaki and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michael P. Samar

Mr. Samar has performed the functions of the Company’s principal financial officer and principal accounting officer since June 2021 and will continue performing those functions in his role as Chief Financial Officer.

In connection with Mr. Samar’s promotion, the Company entered into an Employment Agreement with him, effective August 1, 2021 (the Employment Agreement). The Employment Agreement provides for an at-will employment arrangement with an initial annual base salary of $400,000 and annual performance-based incentive cash bonus in an amount initially targeted to 40% of Mr. Samar’s then-current base salary. The amount of Mr. Samar’s 2021 performance-based cash bonus will be determined using his target percentage for his prior role for the first seven months of 2021 and his new target percentage for the remainder of 2021, subject in each case to his performance against pre-established performance goals.

If Mr. Samar’s employment is terminated by the Company for disability or without cause or by Mr. Samar for good reason (in each case as defined in the Employment Agreement) within 12 months immediately following a change of control (as defined in the Employment Agreement), provided that Mr. Samar signs and does not revoke a general release of claims against the Company, the Company will provide Mr. Samar the following benefits: (1) a lump sum payment equal to 12 months of his then-current base salary; (2) an amount equal to his full target annual bonus for the year in which the termination occurred; (3) immediate vesting in full of all equity awards held by Mr. Samar that are subject to time-based vesting; and (4) if Mr. Samar properly elects COBRA, reimbursement of COBRA premiums for 12 months following termination or the end of his COBRA continuation period, whichever is earlier;

provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for insurance benefits from another employer during such period.

If Mr. Samar’s employment is terminated as a result of his disability, by the Company without cause or by Mr. Samar for good reason, and such termination does not occur within 12 months following a change of control and provided that Mr. Samar signs and does not revoke a general release of claims against the Company, the Company will provide him the following benefits: (1) continued payment of his then-current base salary for 12 months following date of termination of employment, and (2) if Mr. Samar properly elects COBRA, reimbursement of COBRA premiums for 12 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for insurance benefits from another employer during such period. Such benefits are in lieu of, and not in addition to, the benefits described in the preceding paragraph.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

Details of Mr. Samar’s business experience are included in Item 5.02 of the Company’s Form 8-K filed with the SEC on June 1, 2021.

There are no arrangements or understandings between Mr. Samar and any other person pursuant to which he was selected to serve as Chief Financial Officer for the Company. There are also no family relationships between Mr. Samar and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: August 3, 2021	By:	/s/ Jason A. Okazaki
Jason A. Okazaki
Chief Operating Officer

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